UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2022

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-55908	37-1765151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1620 Beacon Place

Oxnard, California 93033

(Address of principal executive offices) (Zip Code)

(805) 824-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2022, CURE Pharmaceutical Holding Corp. (the “Company”) issued a press release announcing the appointment of Robert J. Costantino to serve as a member of the Board of Directors of the Company (the “Board”). The Company also announced that Mr. Costantino will serve as the Chairman of the Audit Committee of the Board (the “Audit Committee”). The Board has determined that Mr. Costantino is an “audit committee financial expert” as defined by applicable Securities and Exchange Commission (“SEC”) regulations.

Mr. Costantino, 63, is a retired senior executive with several decades of experience serving as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and in various other senior executive leadership positions at multiple large companies. Mr. Costantino is currently a financial consultant and he is a director of PetVivo (Nasdaq: PETV), where he is also a member of the audit and compensation committees, and is also currently a director of multiple Yamaha Motor Finance companies. Most recently, he served as Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer of WFS Financial (Nasdaq: WFSI), an automotive/commercial finance company, while concurrently serving as Executive Vice President, Chief Financial Officer and Chief Operating Officer of Westcorp (NYSE: WES), an OTS regulated bank. In each of these roles, Mr. Costantino was responsible for operational and financial oversight, including SEC filings, investor relations and treasury. Mr. Costantino played a key role in negotiating the sale of both companies to Wachovia (Wells Fargo) for $3.9 billion. Prior to that, he was President, Chief Executive Officer and a director of Mitsubishi Motors Credit of America, an automotive finance company with over $10 billion in assets, where he played a key role in improving profitability and negotiating the sale of the company’s assets to Merrill Lynch. Prior to that, he served for 17 years in various management positions of increasing responsibility at Volvo Cars of North America, including serving as Senior Vice President and Chief Financial Officer of both the automotive parent company and the captive finance company. Mr. Costantino is also a retired Certified Public Accountant.

There are no family relationships between Mr. Costantino and any directors or executive officers of the Company. Additionally, there are no arrangements between Mr. Costantino and any other person pursuant to which he was selected to serve as a director. Finally, there are no transactions to which the Company is or was a participant and in which Mr. Costantino has a direct or indirect material interest subject to disclosure as a related party transaction under Item 404(a) of Regulation S-K.

Mr. Costantino will be compensated for his services on the Board in accordance with the Company’s standard non-employee director compensation policy.

A copy of the press release is furnished hereto as Exhibit 99.1. The information contained in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 16, 2022, issued by the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Dated: August 19, 2022	By:	/s/ Joel Bennett
Joel Bennett
Chief Financial Officer

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